WARRANT AMENDMENT AGREEMENT


      This Warrant Amendment Agreement dated as of May 21, 1999, by and between XCL Ltd., a Delaware corporation
("XCL"),   and  Mitch  Leigh,  Abby  Leigh,  Trustee   Under
Indenture of Mitch Leigh F/B/O Andrew Leigh, Arthur Rosenbloom, Trustee Under Indenture of Mitch Leigh F/B/O Rebecca Millicent Leigh, and Arthur Rosenbloom, Trustee Under Indenture of Mitch Leigh F/B/O David George Leigh (collectively referred to herein as the "Warrantholders").

                    W I T N E S S E T H:

     WHEREAS, each of the Warrantholders holds the number of warrants ("Warrants") to purchase shares of common stock, par value $0.01 per share, of XCL set forth opposite its name on Schedule I attached hereto which were originally issued pursuant to Warrant Agreements each dated as set forth on Schedule I (the "Warrant Agreements; and

      WHEREAS, Mitch Leigh (the "Purchaser") has this day subscribed for 2 Units (the "Units") being offered by XCL and XCL Land, Ltd. ("Land"), a wholly owned subsidiary of XCL, consisting in the aggregate of a secured promissory note of Land in the principal amount of $200,000 and warrants to purchase 43,410 shares of Common Stock of CL at an exercise price of $1.25 per share; and

      WHEREAS, in order to induce the Purchaser to subscribe for the Units, XCL agreed to reduce the exercise price of the warrants held by Mitch Leigh, individually, and in trust for the benefit of his son, Andrew Leigh, from $3.50 to $1.25 per share of Common Stock, subject to adjustment as therein provided, and to extend the expiration of such warrants from December 31, 2001 to December 31, 2004; and

      WHEREAS, in order to further induce the Purchaser to subscribe for the Units, XCL agreed to reduce the exercise price of the warrants held in trust for the benefit of Rebecca M. Leigh and David G. Leigh, children of Mitch Leigh, from $7.50 to $1.25 per share of Common Stock, subject to adjustment as therein provided, and to extend the expiration of such warrants from January 2, 2001 to December 31, 2004; and

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

      1.      The definition of "Initial Exercise Price"  in
the   first  paragraph  of  each  Warrant  Agreement   dated
September 18, 1995, is hereby amended to read as follows:

               ". at the initial exercise price of
          U.S.   $1.25  per  share  (the  "Initial
          Exercise Price") ."

     2. The definition of "Expiration Date" in the first paragraph of each Warrant Agreement dated September 18, 1995, is hereby amended to read as follows:

                "...  and  until 5:00 p.m.,  local
          time,   on   December  31,   2004   (the
          "Expiration Date") ...

      3. The definition of "Exercise Price" in the first paragraph of each Warrant Agreement dated January 3, 1996, is hereby amended to read as follows:

                "... at the initial exercise price
          of  U.S.  $1.25 per share (the "Exercise
          Price") ..."

     4. The definition of "Expiration Date" in the first paragraph of each Warrant Agreement dated January 3, 1996, is hereby amended to read as follows:

                "... and until 5:00 p.m., New York
          time, on December 31, 2004, or the  next
          Business Day (as hereinafter defined) if such Date is not a Business Day (the
          "Expiration Date") ..."

      5. This Warrant Amendment Agreement shall not constitute a waiver or amendment of any other provision of the Warrant Agreements not expressly referred to herein and except as expressly amended hereby, the provisions of the Warrant Agreement are and shall remain in full force and effect.

       6. Upon surrender of the original Warrant Agreements issued to the Warrantholders, XCL shall issue new Warrant Agreements of like tenor and an equivalent number of Warrants to the Warrantholders reflecting the amendments set forth in the above paragraphs.

      7. This Warrant Amendment Agreement sets forth the entire understanding of the parties hereto with respect to the subject mater hereof and may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      8. This Warrant Amendment Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this
Warrant   Amendment  Agreement  to  be  duly  executed   and
delivered as of the date and year first above written.

                              XCL LTD.

                           By:______________________________
                        Title:_____________________________

                              WARRANTHOLDERS:

                              __________________________________
                              Mitch Leigh

                              ___________________________________
                              Abby  Leigh,  Trustee  Under
                               Indenture of Trust of Mitch Leigh F/B/O
                               Andrew Leigh


                              ___________________________________
                              Arthur  Rosenbloom,  Trustee, Under
                               Indenture of Trust  of  Mitch Leigh
                               F/B/O Rebecca Millicent Leigh


                              ____________________________________
                              Arthur  Rosenbloom,  Trustee, Under
                               Indenture of Trust  of  Mitch Leigh
                               F/B/O David George Leigh


                         SCHEDULE I


                               Number of             Date of
Warrantholder                  Warrants          Warrant Agreement

Mitch  Leigh                     100,000           September 18, 1995

Abby Leigh, Trustee Under
Indenture of Trust of Mitch Leigh
F/B/O  Andrew Leigh              100,000           September 18, 1995

Arthur Rosenbloom, Trustee
Under Indenture of Trust of
Mitch Leigh F/B/O Rebecca
Millicent  Leigh                  14,444           January  3, 1996

Arthur Rosenbloom, Trustee
Under Indenture of Trust of
Mitch Leigh F/B/O David
George Leigh                      14,444           January 3, 1996